Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, Amendment No. 2 (File No. 333-173293) of our report dated March 28, 2011 relating to the financial statements, which appears in New Energy Systems Group’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Goldman Kurland and Mohidin, LLP
Encino, California
March 7 , 2012